EXHIBIT 10.6
SERVICE AGREEMENT
BETWEEN
COLUMBIA SUSSEX CORPORATION
AND
JMBS CASINO, LLC
     This agreement dated the 26th day August 2004 between Columbia Sussex Corporation (CSC), a Kentucky corporation, and JMBS Casino, LLC (JMBS), a Mississippi limited liability company;
     WITNESSETH, JMBS is desirous of having CSC provide accounting and administrative services related to its operation of the Bayou Jubilee Casino and the Greenville Inn and Suites in Greenville, Mississippi (“Casino/Hotel”). The parties agree that CSC is not providing any management services related to the casino operations at this location, which are under the sole control of JMBS. As such, CSC enter into this Agreement, which provides among other things for CSC’s services.
     NOW THEREFORE, the parties agree as follows:
     1. CONTRACT. JMBS shall contract for accounting and administrative services with CSC and CSC shall provide these services to JMBS upon the terms and conditions hereinafter set forth.
     2. TERM AND EXTENTION. CSC’s provision for services commence on September 1, 2004 and shall continue in full force and effect until such time as JMBS or CSC terminates the relationship with sixty (60) days written notice to the other party.
     3. DUTIES. During the term of this contract CSC shall provide to JMBS the following services. Accounting, cash management, payroll, personnel, purchasing, accounts payable, bookkeeping and tax matters required or requested in connection with the operation of the Casino/Hotel, including the preparation of monthly accounting statements, tax reports and returns, record keeping and various administrative services. CSC will not perform any management or supervisory services associated with the Casino operations which are required to be performed by personnel controlled by or licensed by Mississippi Gaming authorities. Within the limitations herein above provided, CSC will render such other services of a supervisory nature in the financial area of the operation as may be requested from time-to-time by the JMBS related to the Casino/Hotel operations without further compensation than that for which provision is made in this Agreement.
     4. TIME REQUIREMENTS. CSC shall devote adequate time to provide accounting, tax, and administrative services as is necessary to fulfill the requirements of JMBS.
     5. COMPENSATION. JMBS shall pay to CSC in equal monthly installments, as fees for its services, sums in the aggregate amounting to

$10,000.00 (Ten Thousand Dollars) per month prorated for partial months for as long as this Agreement remains in full force and effect, subject to future escalation by mutual agreement for increases in CSC’s costs of providing these services.
     6. OVERHEAD EXPENSE REIMBURSMENT. JMBS contemplates that CSC, in performing the services herein, will incur natural and normal business expenses such as travel, professional, secretarial, and incidental expenses. JMBS will reimburse CSC for all such expenses, monthly or quarterly, in CSC’s discretion, upon CSC’s submission of bills or statements of accounts therefore. All personnel hired by CSC who perform services exclusively for JMBS and the Casino/Hotel will be employees of JMBS and not CSC. Other supervisory or other personnel who do not work exclusively for JMBS or the Casnino/Hotel will be employed by CSC.
     7. RELATIONSHIP BETWEEN THE PARTIES. CSC is retained only for the purposes and the extent set forth in this Agreement, and its relationship to JMBS shall be that of a provider of services only and no other. This Agreement in no way affects any other agreements on other matters between CSC and JMBS that do not relate accounting and/or administrative services, and each party agrees to hold the other harmless and indemnifies same for any acts which create liability on the other party as a consequence of the services provided pursuant to this Agreement.
     IN WITNESS WHEREOF, CSC and JMBS have caused this Agreement to be executed in their corporate names by officers having the authority to do same as of the day and year first above written.

JMBS Casin, LLC

By:	/s/ Joseph A Yung	(corporate seal)
Joseph A Yung
Manager

COLUMBIA SUSSEX CORPORATION

By:	/s/ Theodore R. Mitchel	(corporate seal)
Theodore R. Mitchel
Secretary/Treasurer